UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 3, 2013

AMERICAN SAFETY INSURANCE HOLDINGS, LTD.
(Exact name of registrant as specified in charter)

Bermuda (State or other jurisdiction of incorporation)	001-14795 (Commission File Number)	Not applicable (IRS Employer Identification No.)

The Boyle Building, 2nd Floor 31 Queen Street Hamilton, Bermuda HM 11
(Address of principal executive offices, including zip code)

(441) 296-8560 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01           Completion of Acquisition or Disposition of Assets.

On October 3, 2013, pursuant to the Agreement and Plan of Merger, dated as of June 2, 2013, by and among American Safety Insurance Holdings, Ltd., a Bermuda exempted company (“ASI”), Fairfax Financial Holdings Limited, a Canadian corporation (“Fairfax”) and Fairfax Bermuda Holdings Ltd., a Bermuda exempted company and wholly-owned indirect subsidiary of Fairfax (“Merger Sub”) (as amended, the “Merger Agreement”), Merger Sub merged with and into ASI, with ASI surviving the merger as a wholly-owned indirect subsidiary of Fairfax (the “Merger”).

At the effective time of the Merger (the “Effective Time”), each issued and outstanding common share of ASI, par value $0.01 per share (the “Shares”), other than Shares held in ASI’s treasury or owned by Fairfax, Merger Sub or any direct or indirect wholly-owned subsidiary of Fairfax, was cancelled and converted into the right to receive $30.25 in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”).

Pursuant to the Merger Agreement, at the Effective Time, each outstanding and unexercised option to purchase Shares (an “Option”), whether vested or unvested or exercisable, became fully vested and exercisable, and all restricted Shares became fully vested and transferable and all restrictions on such restricted shares lapsed. Each holder of an Option that was outstanding and unexercised as of the Effective Time and had an exercise price per Share that was less than the per Share Merger Consideration  is entitled to receive, in exchange for the cancellation of such option, an amount in cash equal to the product of (i) the difference between the per Share Merger Consideration and the applicable exercise price of such option and (ii) the aggregate number of Shares issuable upon exercise of such option, subject to applicable withholding requirements.  Each holder of restricted Shares is entitled to receive, in exchange for the cancellation of such restricted Shares, an amount in cash equal to the product of (A) the Merger Consideration and (B) the aggregate number of such restricted Shares.  Based on the number of issued and outstanding Shares, Options and restricted share awards on October 3, 2013, the aggregate value of the consideration paid to former holders of Shares, Options and restricted shares in connection with the Merger was approximately $317 million.

A copy of the Merger Agreement is attached as Exhibit 2.1 to ASI’s Current Report on Form 8-K filed June 5, 2013 and Amendment  No. 1 thereto is attached as Exhibit 2.1 to ASI’s Current Report on Form 8-K filed August 8, 2013. The foregoing summary of the Merger Agreement is qualified in its entirety by reference to the full text thereof set forth in such Exhibits 2.1.

Item 3.01.          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 3, 2013, in connection with the closing of the Merger, ASI notified the New York Stock Exchange (the “NYSE”) that the Bermuda Registrar of Companies has issued the certificate of merger and the Merger is deemed effective, and has requested that the NYSE suspend trading in ASI common shares.  ASI also requested that the NYSE file with the SEC a notification of removal from listing on Form 25 with respect to the Shares. In addition, ASI will file with the SEC a certification and notice of termination of registration on Form 15 requesting that the Shares be deregistered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that the reporting obligations of ASI under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03.          Material Modification to Rights of Security Holders.

The information contained in Items 2.01 and 3.01 are incorporated by reference into this Item 3.03.

Item 5.01.          Change in Control of Registrant.

The information contained in Item 2.01 is incorporated by reference into this Item 5.01.

Upon the closing of the Merger on October 3, 2013, a change in control of ASI occurred, and ASI became a wholly-owned indirect subsidiary of Fairfax.

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure and Appointment of Certain Officers

In accordance with the Merger Agreement, Stephen R. Crim resigned as President and Chief Executive Officer of ASI, Joseph D. Scollo, Jr. resigned as Chief Operating Officer of ASI and Mark W. Haushill will resign as Chief Financial Officer of ASI.

Departure and Election of Certain Directors

Also in accordance with the Merger Agreement, as of the Effective Time on October 3, 2013, each of David V. Brueggan, Cody W. Birdwell, Harris R. Chorney, Stephen R. Crim, Lawrence I. Geneen and Steven L. Groot resigned from the board of directors of ASI.

Item 8.01.          Other Events

On October 3, 2013, ASI issued a press release announcing that Fairfax had completed its previously announced acquisition of ASI. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.          Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press Release, issued October 3, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SAFETY INSURANCE HOLDINGS, LTD.

Date: October 3, 2013	By:	/s/ Nicholas C. Bentley
	Name:	Nicholas C. Bentley
	Title:	President

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, issued October 3, 2013